Exhibit 99.2

VALLEY VIEW TRANSMISSION, LLC

UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

VALLEY VIEW TRANSMISSION, LLC

TABLE OF CONTENTS

PAGE

FINANCIAL STATEMENTS

Condensed Balance Sheets	1

Condensed Statements of Operations	2

Condensed Statements of Cash Flows	4

Condensed Notes to Financial Statements	5

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VALLEY VIEW TRANSMISSION, LLC
BALANCE SHEETS
SEPTEMBER 30, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	September 30,	December 31,
ASSETS	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash	$3,339	$2,394
Restricted Cash	168,906	59,508
TOTAL CURRENT ASSETS	172,245	61,902

PROPERTY AND EQUIPMENT	19,461,698	3,729,198

OTHER ASSETS
Loan Financing Costs	1,063,688	40,660

TOTAL ASSETS	$20,697,631	$3,831,760

LIABILITIES AND MEMBERSHIP CAPITAL
CURRENT LIABILITIES
Accounts Payable	$2,169,176	$1,925
Bank Notes Payable	$12,195,593	$-
Construction Note Payable - Contractor	4,758,787	3,408,818
Accrued Interest	153,705	-
Derivative liabilities- interest rate swap	211,532	-
TOTAL CURRENT LIABILITIES	19,488,793	3,410,743

LONG-TERM LIABILITIES
Derivative liabilities- interest rate swap	843,107	-

MEMBERSHIP CAPITAL	365,731	421,017

TOTAL LIABILITIES AND MEMBERSHIP CAPITAL	$20,697,631	$3,831,760

VALLEY VIEW TRANSMISSION, LLC
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	2011	2010
	(Unaudited)	(Unaudited)
REVENUE
Electricity Sales	$-	$-
TOTAL REVENUE	-	-

OPERATING EXPENSES
General and Administrative Expenses	2,914	-
TOTAL OPERATING EXPENSES	2,914	-

OPERATING LOSS	(2,914)	-

OTHER INCOME (EXPENSE)
Interest Income	2,657	69
Loss in fair value of interest rate swap	(1,054,639)	-
TOTAL OTHER INCOME (EXPENSE), NET	(1,051,982)	69

NET INCOME (LOSS)	$(1,054,896)	$69

VALLEY VIEW TRANSMISSION, LLC
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	2011	2010
	(Unaudited)	(Unaudited)
REVENUE
Electricity Sales	$19,175	$-
TOTAL REVENUE	19,175	-

OPERATING EXPENSES
General and Administrative Expenses	56,778	2,067
TOTAL OPERATING EXPENSES	56,778	2,067

OPERATING LOSS	(37,603)	(2,067)

OTHER INCOME (EXPENSE)
Interest Income	2,887	78
Loss in fair value of interest rate swap	(1,054,639)	-
TOTAL OTHER INCOME (EXPENSE), NET	(1,051,752)	78

NET LOSS	$(1,089,355)	$(1,989)

STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

	2011	2010
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,089,355)	$(1,989)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Loss on fair value of interest rate swap	1,054,639	-
Change in operating assets and liabilities:
Accounts Payable	215,876	125
Accrued Interest	153,705	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	334,865	(1,864)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for Development Costs	(11,952,587)	(296)
NET CASH USED IN FINANCING ACTIVITIES	(11,952,587)	(296)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in Restricted Cash	(109,398)	(44,443)
Proceeds from Bank Notes Payable	12,195,593	-
Payment for Loan Financing Costs	(1,023,028)	-
Member Capital Contributions	555,500	47,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	11,618,667	3,057

NET INCREASE IN CASH	945	897

CASH AT BEGINNING OF THE PERIOD	2,394	1,497

CASH AT END OF THE PERIOD	$3,339	$2,394

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Property & equipment additions through construction note payable - contractor	$1,349,969	-
Property & equipment additions included in accounts payable	$1,951,375	-
Member capital contributed through reduction in construction note payable - contractor	$478,569	-

VALLEY VIEW TRANSMISSION, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

1.	BACKGROUND AND BASIS OF PRESENTATION

The Company, a limited liability company organized in Minnesota, is organized to own and operate a 10 megawatt wind powered electric generating facility.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH
The Company maintains cash balances at one financial institution located in Minnesota. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

RESTRICTED CASH AND ESCROW RESERVES
Restricted cash includes deposits held in bank accounts under the control by the lender or the power purchaser for which the use of funds, as required by financing agreements, is restricted to meet specific project obligations.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and represent construction-in-progress expenditures for the wind energy facility under development.  No depreciation has been provided since the facility has not yet been placed in service.

LONG-LIVED ASSETS
Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset.  If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value.  Fair value is determined through various valuation techniques including, but not limited to discounted cash flow models, quoted market values and third party independent appraisals.

DEFERRED FINANCING COSTS
Costs related to the Company’s debt financing discussed in Note 4 were capitalized as incurred. The Company will amortize these costs over the term of the related debt using the effective interest method.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amount of cash, property and equipment, and payables approximates their fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  The Company uses estimates and assumptions in accounting for the following significant matters, among others:  useful lives of property and equipment and valuation of derivatives.  Accordingly, actual may differ from previously estimated amounts, and such differences may be material to the financial statements.  The Company periodically reviews estimates and assumptions, and the effects of any such revisions are reflected in the period in which the revision is made.

REVENUE RECOGNITION
Revenue from the production and sale of electricity is recognized when produced and transferred to the customer.

VALLEY VIEW TRANSMISSION, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

INCOME TAXES

The Company is organized as a limited liability company under the state of Minnesota statutes.  This type of organization is taxed as a partnership for federal and state income tax purposes.  Under these provisions of partnership taxation, the LLC’s members are taxed individually on their share of the LLC’s net income or loss.  The allocation of net income or loss and tax credits is based upon the allocation percentages in the Limited Liability Company Agreement.

3.	CONCENTRATIONS, RISKS AND UNCERTANTIES
The Company derived  all of its revenue from sales to one customer for the nine months ended September 30, 2011.

4.	BANK NOTES PAYABLE
Under a Financing Agreement, a Bank provided a construction loan facility for approximately $10,300,000 that converted to a term loan upon completion of construction, and an ITC Bridge Loan  of $2,588,200.  Substantially all assets and contract rights of the Company are pledged as security under a Financing Agreement, which was also guaranteed by the Company’s turbine supplier and minority membership unit holder of the Company.

Notes Payable-bank consists of the following:
September 30, 2011
ITC Bridge Loan payable to a bank, interest at approximately at 5.0% (Prime Rate plus 1.75 basis points). The note was fully paid in March 2012 upon receipt of the U.S. Treasury 1603 cash grant	$2,588,200
Construction note payable to bank, interest at approximately at 5.0% (Prime Rate plus 1.75 basis points), with 75% of the loan balance subject to an interest rate swap arrangement.	$9,607,393
Total Bank Notes Payable	$12,195,593

5.	DERIVATIVE FINANCIAL INSTRUMENT AND FAIR VALUE - INTEREST RATE SWAP

In conjunction with the bank note financing arrangements in March 2011, the Company entered into an interest rate swap agreement with a notional amount of $7,700,000 to effectively convert those borrowings under its long-term debt arrangement from a variable interest rate to a fixed interest rate of approximately 3.71% during its 15-year term. The fair value of the interest rate swap agreement obligation (Level 2 in the fair value hierarchy) approximated $1,054,639 at September 30, 2011, and is recorded as a current and long-term liability in the balance sheet. The Company determines the fair value of the interest rate swap by using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of the instrument. The analysis reflects the contractual terms of the swap agreement, including the period to maturity and uses observable market-based inputs and uses the market standard methodology of netting the discounted future fixed cash receipts and the discounted expected variable cash payments.

VALLEY VIEW TRANSMISSION, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2011 AND 2010

The following table provides details regarding the Company's derivative instruments at September 30, 2011:

Instruments	Balance Sheet location	Assets	Liabilities
Interest rate swap	Current liabilities	$-	$211,532
Interest rate swap	Long-term liabilities	-	843,107

The following table provides details regarding the approximate gains and losses from the Company's derivative instruments in the statement of operations, none of which are designated as effective hedging instruments:

Instrument	Statement of operations location	Period ended September 30, 2011
Interest rate swap	Other income (expense)	($1,054,639)

6.	SUBSEQUENT EVENT

On November 30, 2011, the wind energy facility achieved commercial operation. On or around that date, the Company acquired additional equity financing of approximately of approximately $4.4 million and the construction note payable was converted into a 15-year term note.  In March 2012, the project received approximately $6.3 million in cash from the U.S. Treasury 1603 cash grant program to allow repayment of the ITC bridge loan, construction note payable and accounts payable.